EXHIBIT 1.1

CAI INTERNATIONAL, INC.

__________ Shares of Common Stock

FORM OF PURCHASE AGREEMENT

_____________________, 2007

PIPER JAFFRAY & CO.

WILLIAM BLAIR & COMPANY, L.L.C.

JEFFERIES & COMPANY, INC.

    As Representative of the several

    Underwriters named in Schedule I hereto

c/o Piper Jaffray & Co.

800 Nicollet Mall

Minneapolis, Minnesota 55402

Ladies and Gentlemen:

CAI International, Inc., a Delaware corporation (the “Company”) proposes to sell to the several Underwriters named in Schedule I hereto (the “Underwriters”) an aggregate of shares (the “Firm Shares”) of Common Stock, $0.0001 par value per share (the “Common Stock”), of the Company and has granted to the several Underwriters an option to purchase up to an aggregate of                  additional shares of Common Stock on the terms and for the purposes set forth in Section 3 hereof (the “Option Shares”). The Firm Shares and any Option Shares purchased pursuant to this Purchase Agreement are herein collectively called the “Securities.”

The Company hereby confirms its agreement with respect to the sale of the Securities to the several Underwriters, for whom you are acting as the representative (the “Representative”).

1. Registration Statement and Prospectus. A registration statement on Form S-1 (File No. 333-140496) with respect to the Securities, including a preliminary form of prospectus, has been prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the “Act”), and the rules and regulations (“Rules and Regulations”) of the Securities and Exchange Commission (the “Commission”) thereunder and has been filed with the Commission; one or more amendments to such registration statement have also been so prepared and have been so filed; and, if the Company has elected to rely upon Rule 462(b) of the Rules and Regulations (“Rule 462(b)”) to increase the size of the offering registered under the Act, the Company will prepare and file with the Commission an abbreviated registration statement with respect to such increase pursuant to Rule 462(b).

The Company will prepare and file a prospectus pursuant to Rule 424(b) of the Rules and Regulations (“Rule 424(b)”) that discloses the information previously omitted from the prospectus in reliance upon Rule 430A of the Rules and Regulations (“Rule 430A”). The registration statement as amended at the time it was declared effective by the Commission, including the information deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A, is hereinafter called the “Registration Statement.” If the Company has filed an abbreviated registration statement pursuant to Rule 462(b), then any reference herein to the term “Registration Statement” shall be deemed to include such abbreviated registration statement. The term “Prospectus” as used herein means the prospectus in the form first used (or made available to meet requests of purchasers pursuant to Rule 173 under the Rules and Regulations) in connection with the confirmation of sales of Securities. The term “Preliminary Prospectus” as used herein means any preliminary prospectus included in the Registration Statement prior to the time it became effective under the Act, any prospectus filed with the Commission pursuant to Rule 424(a) of the Rules and Regulations and any prospectus subject to completion as described in Rule 430A. All references in this Agreement to the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement to any of the foregoing, shall be deemed to mean the copy filed with the Commission pursuant to its Electronic Data Gathering, analysis and Retrieval System (“EDGAR”).

2. Representations and Warranties of the Company.

(a) The Company represents and warrants to, and agrees with, the several Underwriters as follows:

(i) No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission and each Preliminary Prospectus, at the time of filing thereof or the time of first use within the meaning of the Rules and Regulations, complied in all material respects with the requirements of the Act and the Rules and Regulations and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; except that the foregoing shall not apply to statements in or omissions from any Preliminary Prospectus in reliance upon, and in conformity with, written information furnished to the Company by you, or by any Underwriter through you, specifically for use in the preparation thereof.

(ii) As of the time the Registration Statement (or any post-effective amendment thereto, including any abbreviated registration statement filed pursuant to Rule 462(b)) became effective, upon the filing or first use within the meaning of the Rules and Regulations of the Prospectus (or any supplement to the Prospectus) and at the First Closing Date and Second Closing Date (as hereinafter defined), (A) the Registration Statement and the Prospectus (in each case, as so amended and/or supplemented) conformed or will conform in all material respects to the requirements of the Act and the Rules and Regulations, (B) the Registration Statement (as so amended) did not or will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and (C) the Prospectus (as so supplemented) did not or will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they are or were made, not misleading; except that the foregoing shall not apply to statements in or omissions from any such document in reliance upon, and in conformity with, written information furnished to the Company by you, or by any Underwriter through you, specifically for use in the preparation thereof. No stop order suspending the effectiveness of the Registration Statement has been issued, and no proceeding for that purpose or pursuant to Section 8A under the Act has been initiated or, to the Company’s knowledge, threatened by the Commission.

(iii) Neither (A) the Issuer General Free Writing Prospectus(es) issued at or prior to the Time of Sale and the Statutory Prospectus, all considered together (collectively, the “Time of Sale Disclosure Package”), nor (B) any individual Issuer Limited-Use Free Writing Prospectus, when considered together with the Time of Sale Disclosure Package, includes or included as of the Time of Sale any untrue statement of a material fact or omits or omitted as of the Time of Sale to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from any Statutory Prospectus included in the Registration Statement or any Issuer Free Writing Prospectus in reliance upon, and in conformity with, written information furnished to the Company by you, or by any Underwriter through you, specifically for use in the preparation thereof. As used in this paragraph and elsewhere in this Agreement:

(1) “Time of Sale” means ____:00 [a.m./p.m.] (Eastern time) on the date of this Agreement.

(2) “Statutory Prospectus” as of any time means the prospectus that is included in the Registration Statement immediately prior to that time. For purposes of this definition, information contained in a form of prospectus that is deemed retroactively to be a part of the Registration Statement pursuant to Rule 430A shall be considered to be included in the Statutory Prospectus as of the actual time that form of prospectus is filed with the Commission pursuant to Rule 424(b).

(3) “Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the Rules and Regulations (“Rule 433”), relating to the Securities that is (I)(A) prepared by, used by or referred to by the Company or (B) prepared on behalf of the Company (II)(A) is required to be filed with the Commission by the Company, or (B) is exempt from filing pursuant to Rule 433(d)(5)(i) because it contains a description of the Securities or of the offering that does not reflect the final terms or pursuant to Rule

433(d)(8)(ii) because it is a “bona fide electronic road show,” as defined in Rule 433(h)(5) which is made available without restriction, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

(4) “Issuer General Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being specified in Schedule II to this Agreement.

(5) “Issuer Limited-Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Free Writing Prospectus. The term Issuer Limited-Use Free Writing Prospectus also includes any “bona fide electronic road show,” as defined in Rule 433(h)(5), that is made available without restriction pursuant to Rule 433(d)(8)(ii), even though not required to be filed with the Commission.

(iv) (A) Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Securities or until any earlier date that it is amended, supplemented or deemed amended or supplemented as required by Section 4(a)(iii)(B) of this Agreement, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, any Statutory Prospectus or the Prospectus. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus in reliance upon, and in conformity with, written information furnished to the Company by you, or by any Underwriter through you, specifically for use in the preparation thereof.

(B)(1) At the time of filing the Registration Statement and (2) at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405 of the Rules and Regulations (“Rule 405”), including the Company or any subsidiary in the preceding three years not having been convicted of a felony or misdemeanor or having been made the subject of a judicial or administrative decree or order as described in Rule 405 (without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an ineligible issuer), nor an “excluded issuer” as defined in Rule 164 of the Rules and Regulations (“Rule 164”).

(C) Each Issuer Free Writing Prospectus satisfied as of its issue date, satisfies and, unless amended, supplemented or deemed amended or supplemented in compliance with Section 4(a)(iii)(B), will satisfy at all subsequent times through the completion of the public offer and sale of the Securities, all other conditions to use thereof as set forth in Rules 164 and 433 under the Act.

(v) The financial statements of the Company, together with the related notes, set forth in the Registration Statement, the Time of Sale Disclosure

Package and the Prospectus comply in all material respects with the requirements of the Act and fairly present the financial condition of the Company as of the dates indicated and the results of operations and changes in cash flows for the periods therein specified in conformity with generally accepted accounting principles consistently applied throughout the periods involved; and the supporting schedules included in the Registration Statement present fairly the information required to be stated therein. No other financial statements or schedules are required to be included in the Registration Statement, the Time of Sale Disclosure Package or the Prospectus. To the Company’s knowledge, KPMG LLP, which has expressed its opinion with respect to the financial statements and schedules filed as a part of the Registration Statement and included in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, is (x) an independent public accounting firm within the meaning of the Act and the Rules and Regulations, (y) a registered public accounting firm (as defined in Section 2(a)(12) of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”)) and (z) not in violation of the auditor independence requirements of the Sarbanes-Oxley Act.

(vi) Container Applications International, Inc., a Nevada corporation (“CAI Nevada”), was merged into the Company on February 2, 2007 (the “Merger”), whereupon the separate existence of CAI Nevada ceased and the Company survived. The Company, as the surviving corporation in the merger, possesses all the rights, powers, privileges and franchises and is subject to all of the obligations, liabilities, restrictions and disabilities of CAI Nevada, all as provided under the Delaware General Corporation Law.

(vii) Each of the Company and its subsidiaries has been duly organized and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation. Each of the Company and its subsidiaries has full corporate power and authority to own its properties and conduct its business as currently being carried on and as described in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, and is duly qualified to do business as a foreign corporation in good standing in each jurisdiction in which it owns or leases real property or in which the conduct of its business makes such qualification necessary and in which the failure to so qualify would have a material adverse effect upon, or cause a material adverse change in, the general affairs, business, prospects, properties, operations, condition (financial or otherwise) or results of operations of the Company and its subsidiaries, taken as a whole (“Material Adverse Effect” or “Material Adverse Change”).

(viii) Except as contemplated in the Time of Sale Disclosure Package and the Prospectus, subsequent to the respective dates as of which information is given in the Time of Sale Disclosure Package, neither the Company nor any of its subsidiaries has incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions, or declared or paid any dividends or made any distribution of any kind with respect to its capital stock; there has not been any change in the Company’s capital stock (other than a change in the number of outstanding shares of

Common Stock due to the issuance of shares upon the exercise of outstanding options or warrants that are disclosed in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus); and there has not been any material change in the short-term or long-term debt, or any issuance of options, warrants, convertible securities or other rights to purchase the capital stock, of the Company or any of its subsidiaries, or any Material Adverse Change or any development involving a prospective Material Adverse Change.

(ix) Except as set forth in the Time of Sale Disclosure Package and the Prospectus, there is not pending or, to the knowledge of the Company, threatened, any action, suit or proceeding to which the Company or any of its subsidiaries is a party or of which any property or assets of the Company is the subject before or by any court or governmental agency, authority or body, or any arbitrator, which, individually or in the aggregate, would reasonably be expected to result in any Material Adverse Change.

(x) There are no statutes, regulations, contracts or documents that are required to be described in the Registration Statement, the Time of Sale Disclosure Package or the Prospectus or any contracts or documents that are required to be filed as exhibits to the Registration Statement by the Act or by the Rules and Regulations that have not been so described or filed.

(xi) This Agreement has been duly authorized, executed and delivered by the Company, and constitutes a valid, legal and binding obligation of the Company, enforceable in accordance with its terms, except as rights to indemnity hereunder may be limited by federal or state securities laws and except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity. The execution, delivery and performance of this Agreement and the consummation of the transactions herein contemplated will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any statute applicable to the Company or any of its subsidiaries, any agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any property of the Company or any of its subsidiaries is subject, the charter, by-laws or other organizational documents of the Company or any of its subsidiaries, or any order, rule, regulation or decree of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties; no consent, approval, authorization or order of, or filing with, any court or governmental agency or body is required for the execution, delivery and performance of this Agreement or for the consummation of the transactions contemplated hereby, including the issuance or sale of the Securities by the Company, except such as may be required under the Act or state securities or blue sky laws; and the Company has full power and authority to enter into this Agreement and to authorize, issue and sell the Securities as contemplated by this Agreement.

(xii) All of the issued and outstanding shares of capital stock of the Company, including the outstanding shares of Common Stock, are duly authorized and validly issued, fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, were not issued in violation of or subject to any preemptive rights or other rights to subscribe for or purchase securities that have not been waived in writing (a copy of which has been delivered to counsel to the Representative), and the holders thereof are not subject to personal liability by reason of being such holders; the Securities to be sold hereunder by the Company have been duly authorized and, when issued, delivered and paid for in accordance with the terms of this Agreement, will have been validly issued and will be fully paid and nonassessable, and the holders thereof will not be subject to personal liability by reason of being such holders; and the capital stock of the Company, including the Common Stock, conforms to the description thereof in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus. Except as otherwise stated in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, there are no preemptive rights or other rights to subscribe for or to purchase, or any restriction upon the voting or transfer of, any shares of Common Stock pursuant to the Company’s charter, by-laws or any agreement or other instrument to which the Company is a party or by which the Company is bound. Neither the filing of the Registration Statement nor the offering or sale of the Securities as contemplated by this Agreement gives rise to any rights for or relating to the registration of any shares of Common Stock or other securities of the Company. All of the issued and outstanding shares of capital stock of each of the Company’s subsidiaries have been duly and validly authorized and issued and are fully paid and nonassessable, and, except as otherwise described in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus and except for any directors’ qualifying shares, the Company owns of record and beneficially, free and clear of any security interests, claims, liens, proxies, equities or other encumbrances, all of the issued and outstanding shares of such stock. Except as described in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, there are no options, warrants, agreements, contracts or other rights in existence to purchase or acquire from the Company or any subsidiary of the Company any shares of the capital stock of the Company or any of its subsidiaries. The Company has an authorized and outstanding capitalization as set forth in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus.

(xiii) The Company and each of its subsidiaries holds, and is operating in compliance in all respects with, all franchises, grants, authorizations, licenses, permits, easements, consents, certificates and orders of any governmental or self-regulatory body required for the conduct of its business and all such franchises, grants, authorizations, licenses, permits, easements, consents, certifications and orders are valid and in full force and effect, except in each case where the failure to be in compliance would not reasonably be expected to have a Material Adverse Effect; and the Company and each of its subsidiaries is in compliance with all applicable federal, state, local and foreign laws, regulations, orders and decrees, except in each case where the failure to be in compliance would not reasonably be expected to have a Material Adverse Effect.

(xiv) The Company and its subsidiaries have good and marketable title to all property (whether real or personal) described in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus as being owned by them, in each case free and clear of all material security interests, claims, liens, or other material encumbrances or defects except such as are described in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus. The property held under lease by the Company and its subsidiaries is held by them under valid, subsisting and enforceable leases with only such exceptions with respect to any particular lease as do not interfere in any material respect with the conduct of the business of the Company or any of its subsidiaries.

(xv) All of the container leases, container management agreements and other agreements of the Company and its subsidiaries, considered as one enterprise (collectively, the “Commercial Agreements”), are in full force and effect; and neither the Company nor any of its subsidiaries has any notice of any claim of any sort that has been asserted by anyone adverse to the rights of the Company or any of its subsidiaries under any Commercial Agreement, or affecting or questioning the rights of the Company or any of its subsidiaries with respect to any such Commercial Agreement, except where the failure of a Commercial Agreement to not be in full force and effect would not reasonably be expected to have a Material Adverse Effect and with respect to any claims which would not reasonably be expected to have a Material Adverse Effect.

(xvi) No labor dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is imminent that would reasonably be expected to have a Material Adverse Effect.

(xvii) Except as stated in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, each of the Company and its subsidiaries owns or possesses all patents, patent applications, trademarks, service marks, tradenames, trademark registrations, service mark registrations, copyrights, licenses, inventions, trade secrets and rights necessary for the conduct of the business of the Company and its subsidiaries as currently carried on and as described in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, except in each case where the failure to be have such intellectual property and intellectual property rights would not reasonably be expected to have a Material Adverse Effect; except as stated in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, no name which the Company or any of its subsidiaries uses and no other aspect of the business of the Company or any of its subsidiaries will involve or give rise to any infringement of, or license or similar fees for, any patents, patent applications, trademarks, service marks, tradenames, trademark registrations, service mark registrations, copyrights, licenses, inventions, trade secrets or other similar rights of others, except for such liability for infringement, and except for such license or similar fees which would not reasonably be expected to have a Material Adverse Effect; and neither the Company nor any of its subsidiaries has received any notice alleging any such infringement or fee.

(xviii) Neither the Company nor any of its subsidiaries is in violation of its respective charter, by-laws or other organizational documents. Neither the Company nor any of its subsidiaries is in breach of or otherwise in default, and no event has occurred which, with notice or lapse of time or both, would constitute such a default in the performance of any obligation, agreement or condition contained in any bond, debenture, note, indenture, loan agreement or any other material contract, lease or other instrument to which it is subject or by which any of them may be bound, or to which any of the property or assets of the Company or any of its subsidiaries is subject, except as individually or in the aggregate would not have a Material Adverse Effect.

(xix) The Company and its subsidiaries have paid all federal, state, local and foreign taxes and filed all tax returns required to be paid or filed through the date hereof; and except as otherwise disclosed in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, there is no tax deficiency that has been asserted in writing, or could reasonably be expected to be asserted, against the Company or any of its subsidiaries or any of their respective properties or assets, except for tax deficiencies as would not be reasonably expected to have a Material Adverse Effect.

(xx) The Company has not distributed and will not distribute any prospectus or other offering material in connection with the offering and sale of the Securities other than any Preliminary Prospectus, the Time of Sale Disclosure Package or the Prospectus; provided, however, that, except as set forth on Schedule II, the Company has not made and will not make any offer relating to the Securities that would constitute a “free writing prospectus” as defined in Rule 405, except in accordance with the provisions of Section 4(a)(xix) of this Agreement.

(xxi) The Securities have been approved for listing on the New York Stock Exchange upon official notice of issuance and, on the date the Registration Statement became effective, the Company’s Registration Statement on Form 8-A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), became effective.

(xxii) Other than the subsidiaries of the Company listed in Exhibit 21 to the Registration Statement, the Company, directly or indirectly, owns no capital stock or other equity or ownership or proprietary interest in any corporation, partnership, association, trust or other entity.

(xxiii) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances to the Company’s Board of Directors and the

Company’s Chief Executive Officer, Chief Financial Officer and Chief Accounting Officer that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company’s internal control over financial reporting is effective and the Company is not aware of any “material weakness” (as defined by the Public Company Accounting Oversight Board) in its internal control over financial reporting, and since the end of the latest audited fiscal year, there has been no change in the Company’s internal control over financial reporting (whether or not remediated) that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(xxiv) Other than as contemplated by this Agreement, the Company has not incurred any liability for any finder’s or broker’s fee or agent’s commission in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

(xxv) The Company carries, or is covered by, insurance in such amounts and covering such risks as is adequate for the conduct of its business and the value of its properties and as is customary for companies engaged in similar businesses in similar industries.

(xxvi) Except with notice to the Representative and in compliance with applicable laws, none of the Directed Stock (as defined below) distributed in connection with the Directed Stock Program (as defined below) will be offered or sold outside of the United States.

(xxvii) The Company is not and, after giving effect to the offering and sale of the Securities, will not be required to register as an “investment company,” as such term is defined in the Investment Company Act of 1940, as amended.

(xxviii) The Company is in compliance with all applicable provisions of the Sarbanes-Oxley Act and the rules and regulations of the Commission thereunder.

(xxix) The Company has established and maintains disclosure controls and procedures (as defined in Rules 13a-14 and 15d-14 under the Exchange Act) and such controls and procedures are effective in ensuring that material information relating to the Company, including its subsidiaries, is made known to the principal executive officer and the principal financial officer. The Company has utilized such controls and procedures in preparing and evaluating the disclosures in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus.

(xxx) The Company and its subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, individually or in the aggregate, have a Material Adverse Effect.

(xxxi) There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities or any potential liabilities to third parties) which would, individually or in the aggregate, have a Material Adverse Effect.

(xxxii) No relationship, direct or indirect, exists between or among the Company or any of its subsidiaries, on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company or any of its subsidiaries, on the other, that is required by the Act to be described in the Registration Statement and the Prospectus and that is not so described in such documents and in the Time of Sale Information.

(xxxiii) Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, employee or other person acting on behalf of the Company or any of its subsidiaries has (A) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (B) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (C) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or (D) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

(xxxiv) Nothing has come to the attention of the Company that has caused the Company to believe that the statistical and market-related data included in the Registration Statement, the Time of Sale Information and the Prospectus is not based on or derived from sources that are reliable and accurate in all material respects.

(b) Any certificate signed by any officer of the Company and delivered to you or to counsel for the Underwriters pursuant to Section 5(j) hereof shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby.

3. Purchase, Sale and Delivery of Securities.

(a) On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to issue and sell _____ Firm Shares to the several Underwriters, and each Underwriter agrees, severally and not jointly, to purchase from the Company the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I hereto. The purchase price for each Firm Share shall be $_____ per share. In making this Agreement, each Underwriter is contracting severally and not jointly; except as provided in paragraph (c) of this Section 3 and in Section 8 hereof, the agreement of each Underwriter is to purchase only the respective number of Firm Shares specified in Schedule I.

It is understood that 150,000 shares of the Firm Shares to be sold by the Company (“Directed Stock”) will initially be reserved by the Underwriters for offer and sale to employees and persons having relationships with the Company or its employees (“Directed Stock Participants”) upon the terms and conditions set forth in the Time of Sale Disclosure Package and the Prospectus and in accordance with the rules and regulations of the National Association of Securities Dealers, Inc. (“Directed Stock Program”). Under no circumstance will the Representative or any Underwriter be liable to the Company or any Directed Stock Participant for any action taken or omitted to be taken in good faith in connection with such Directed Stock Program. To the extent that any shares of Directed Stock are not affirmatively reconfirmed for purchase by any Directed Stock Participant on or immediately after the date of this Agreement, such Directed Stock may be offered to the public as part of the public offering contemplated hereby. The Company agrees to pay all fees and disbursements incurred by the Underwriters in connection with the Directed Stock Program, including counsel fees and any stamp duties or other taxes incurred by the Underwriters in connection with the Directed Stock Program.

The Firm Shares will be delivered by the Company to you for the accounts of the several Underwriters against payment of the purchase price therefor by wire transfer of same day funds payable to the order of the Company , as appropriate, at the offices of Davis Polk & Wardwell, 1600 El Camino Real, Menlo Park, California or such other location as may be mutually acceptable, at 9:00 a.m. Central time on the third (or, if the Securities are priced, as contemplated by Rule 15c6-1(c) under the Exchange Act, after 4:30 p.m. Eastern time, the fourth) full business day following the date hereof, or at such other time and date as you and the Company determine pursuant to Rule 15c6-1(a) under the Exchange Act, such time and date of delivery being herein referred to as the “First Closing Date.” If the Representative so elects, delivery of the Firm Shares may be made by credit through full fast transfer to the accounts at The Depository Trust Company designated by the Representative.

(b) On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company hereby grants to the several Underwriters an option to purchase all or any portion of the Option Shares at the same purchase price as the Firm Shares, for use solely in covering any over-allotments made by the Underwriters in the sale and distribution of the Firm Shares. The option granted hereunder may be exercised in whole or in part at any time (but not more than once) within 30 days after the effective date of this Agreement upon notice (confirmed in writing) by the Representative to the Company setting forth the aggregate number of Option Shares as to which the several Underwriters are exercising the option, the names and denominations in which the certificates for the Option Shares are to be registered and the date and time, as determined by you, when the Option Shares are to be delivered, such time and date being herein referred to as the “Second Closing” and “Second Closing Date”, respectively; provided, however, that the Second Closing Date shall not be earlier than the First Closing Date nor earlier than the second business day after the date on which the option shall have been exercised. The number of Option Shares to be purchased by each Underwriter shall be the same percentage of the total number of Option Shares to be purchased by the several Underwriters as the number of Firm Shares to be purchased by such Underwriter is of the total number of Firm Shares to be purchased by the several Underwriters, as adjusted by the Representative in such manner as the Representative deem advisable to avoid fractional shares. No Option Shares shall be sold and delivered unless the Firm Shares previously have been, or simultaneously are, sold and delivered.

The Option Shares will be delivered by the Company to you for the accounts of the several Underwriters against payment of the purchase price therefor by wire transfer of same-day funds payable to the order of the Company at the offices of Davis Polk & Wardwell, 1600 El Camino Real, Menlo Park, California or such other location as may be mutually acceptable at 9:00 a.m., Central time, on the Second Closing Date. If the Representative so elects, delivery of the Option Shares may be made by credit through full fast transfer to the accounts at The Depository Trust Company designated by the Representative.

(c) It is understood that you, individually and not as Representative of the several Underwriters, may (but shall not be obligated to) make payment to the Company on behalf of any Underwriter for the Securities to be purchased by such Underwriter. Any such payment by you shall not relieve any such Underwriter of any of its obligations hereunder. Nothing herein contained shall constitute any of the Underwriters an unincorporated association or partner with the Company.

4. Covenants.

(a) The Company covenants and agrees with the several Underwriters as follows:

(i) The Company will use its reasonable best efforts to cause any post-effective amendments to the Registration Statement permitted by this Section 4(a)(i) to become effective as promptly as possible; the Company will notify you promptly of the time when any post-effective amendment to the Registration Statement has become effective or any supplement to the Prospectus has been filed and of any request by the Commission for any amendment or supplement to the Registration Statement or Prospectus or additional information; the Company will prepare and file a Prospectus containing the information omitted therefrom pursuant to Rule 430A with the Commission within the time period required by, and otherwise in accordance with the provisions of, Rules 424(b) and 430A; if the Company has elected to rely upon Rule 462(b) to increase the size of the offering registered under the Act, the Company has prepared and filed or will prepare and file an abbreviated registration statement with respect to such increase with the Commission within the time period required by, and otherwise in accordance with the provisions of, Rule 462(b); the Company will prepare and file with the Commission, promptly upon your request, any amendments or supplements to the Registration Statement or Prospectus that, in your opinion, may be necessary or advisable in connection with the distribution of the Securities by the Underwriters and to which the Company does not reasonably object; and the Company will not file any amendment or supplement to the Registration Statement, the Time of Sale Disclosure Package or the Prospectus to which you shall reasonably object by notice to the Company after having been furnished a copy a reasonable time prior to the filing.

(ii) The Company will advise you, promptly after it shall receive notice or obtain knowledge thereof, of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement, or any post-effective amendment thereto or preventing or suspending the use of any Preliminary Prospectus, the Time of Sale Disclosure Package, the Prospectus or any Issuer Free Writing Prospectus, of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceeding for any such purpose or pursuant to Section 8A under the Act; and the Company will promptly use its reasonable best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such a stop order should be issued. Additionally, the Company agrees that it shall comply with the provisions of Rules 424(b) and 430A, as applicable, and will use its reasonable efforts to confirm that any filings made by the Company under Rule 424(b), Rule 433 or Rule 462 were received in a timely manner by the Commission.

(iii) (A) Within the time during which a prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Rules and Regulations) relating to the Securities is required to be delivered under the Act, the Company will comply with all requirements imposed upon it by the Act, as now and hereafter amended, and by the Rules and Regulations, as from time to time in force, so far as necessary to permit the continuance of sales of or dealings in the Securities as contemplated by the provisions hereof, the Time of Sale Disclosure Package and the Prospectus. If during such period any event occurs as a result of which the Prospectus (or if the Prospectus is not yet available to prospective purchasers, the Time of Sale Disclosure Package) would include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances then existing, not misleading, or if during such period it is necessary to amend the Registration Statement or supplement the Prospectus (or if the Prospectus is not yet available to prospective investors, the Time of Sale Disclosure Package) to comply with the Act, the Company will promptly notify you and will amend the Registration Statement or supplement the

Prospectus (or, if the Prospectus is not yet available to prospective purchasers, the Time of Sale Disclosure Package) (at the expense of the Company) so as to correct such statement or omission or effect such compliance.

(B) If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement, any Statutory Prospectus or the Prospectus relating to the Securities or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances then existing, not misleading, the Company has promptly notified or promptly shall notify the Representative and has promptly amended or shall promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission, it being understood and agreed that a subsequently filed Registration Statement, Statutory Prospectus or Prospectus that eliminates or corrects such untrue statement or omission shall be deemed to constitute an amendment or supplement of such Issuer Free Writing Prospectus for purposes of this Section 4(a)(iii)(B) so long as the Company has complied with the notice requirements of this Section 4(a)(iii)(B).

(iv) The Company shall take or cause to be taken all necessary action to qualify the Securities for sale under the securities laws of such jurisdictions as you reasonably designate or as is necessary to effect the distribution of the Directed Stock and to continue such qualifications in effect so long as required for the distribution of the Securities, except that the Company shall not be required in connection therewith to qualify as a foreign corporation or to execute a general consent to service of process in any state.

(v) The Company will furnish to the Underwriters and counsel for the Underwriters copies of the Registration Statement (three of which will be signed and will include all consents and exhibits filed therewith), each Preliminary Prospectus, the Time of Sale Disclosure Package, the Prospectus, any Issuer Free Writing Prospectus and all amendments and supplements to such documents, in each case as soon as available and in such quantities as you may from time to time reasonably request.

(vi) During a period of five years commencing with the date hereof, the Company will furnish to the Representative, and to each Underwriter who may so request in writing, copies of all periodic and special reports furnished to the stockholders of the Company and all information, documents and reports filed with the Commission, the National Association of Securities Dealers, Inc., the New York Stock Exchange or any securities exchange (other than any such information, documents and reports that are filed with the Commission electronically via EDGAR or any successor system).

(vii) The Company will make generally available to its security holders as soon as practicable, but in any event not later than 15 months after the end of the Company’s current fiscal quarter, an earnings statement (which need not be audited) covering a 12-month period beginning after the effective date of the Registration Statement that shall satisfy the provisions of Section 11(a) of the Act and Rule 158 of the Rules and Regulations.

(viii) The Company, whether or not the transactions contemplated hereunder are consummated or this Agreement is prevented from becoming effective under the provisions of Section 9(a) hereof or is terminated, will pay or cause to be paid (A) all expenses (including transfer taxes allocated to the respective transferees) incurred in connection with the delivery to the Underwriters of the Securities, (B) all expenses and fees (including, without limitation, fees and expenses of the Company’s accountants and counsel but, except as otherwise provided below, not including fees of the Underwriters’ counsel) in connection with the preparation, printing, filing, delivery, and shipping of the Registration Statement (including the financial statements therein and all amendments, schedules, and exhibits thereto), the Securities, each Preliminary Prospectus, the Time of Sale Disclosure Package, the Prospectus, any Issuer Free Writing Prospectus and any amendment thereof or supplement thereto, and the printing, delivery, and shipping of this Agreement and other underwriting documents, including Blue Sky Memoranda (covering the states and other applicable jurisdictions), (C) all filing fees and fees and disbursements of the Underwriters’ counsel incurred in connection with the qualification of the Securities for offering and sale by the Underwriters or by dealers under the securities or blue sky laws of the states and other jurisdictions which you shall designate or are necessary to distribute the Directed Stock, (D) the fees and expenses of any transfer agent or registrar, (E) the filing fees and fees and disbursements of the Underwriters’ counsel incident to any required review by the National Association of Securities Dealers, Inc. of the terms of the sale of the Securities, (F) listing fees, if any, and (G) all other costs and expenses of the Company incident to the performance of its obligations hereunder that are not otherwise specifically provided for herein. If the sale of the Securities provided for herein is not consummated by reason of action by the Company pursuant to Section 9(a) hereof which prevents this Agreement from becoming effective, or by reason of any failure, refusal or inability on the part of the Company to perform any agreement on its part to be performed, or because any other condition of the Underwriters’ obligations hereunder required to be fulfilled by the Company is not fulfilled, the Company will reimburse the several Underwriters for all out-of-pocket disbursements (including fees and disbursements of counsel) incurred by the Underwriters in connection with their investigation, preparing to market and marketing the Securities of in contemplation of performing their obligations hereunder; provided, however, that the Underwriters shall bear the cost of travel and lodging for the Underwriters in connection with investor presentations on any “road show” undertaken in connection with the marketing of the Securities, stock transfer taxes on any resale of the Securities by them and any advertising expenses connected with any offers they may make. The Company shall not in any event be liable to any of the Underwriters for loss of anticipated profits from the transactions covered by this Agreement.

(ix) The Company will apply the net proceeds from the sale of the Securities to be sold by it hereunder for the purposes set forth in the Time of Sale Disclosure Package and the Prospectus and will file such reports with the Commission with respect to the sale of the Securities and the application of the proceeds therefrom as may be required in accordance with Rule 463 of the Rules and Regulations.

(x) The Company will not, without the prior written consent of Piper Jaffray & Co., from the date of execution of this Agreement and continuing to and including the date 180 days after the date of the Prospectus (the “Lock-Up Period”) offer for sale, sell, contract to sell, pledge, grant any option for the sale of, enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any affiliate, or otherwise issue or dispose of, directly or indirectly (or publicly disclose the intention to make any such offer, sale, contract to sell, pledge, grant, issuance or other disposition), any Common Stock or any securities convertible into or exchangeable for, or any options or rights to purchase or acquire, Common Stock, except (i) to the Underwriters pursuant to this Agreement, (ii) upon the conversion of securities outstanding on the date hereof or (iii) to directors, employees and consultants of the Company under the Company’s stock option plans disclosed in the Time of Sale Disclosure Package and the Prospectus that are existing on the date hereof. The Company agrees not to accelerate the vesting of any option or warrant or the lapse of any repurchase right prior to the expiration of the Lock-Up Period. If (1) during the period that begins on the date that is 18 calendar days before the last day of the Lock-Up Period and ends on the last day of the Lock-Up Period, (a) the Company issues an earnings release, (b) the Company publicly announces material news or (c) a material event relating to the Company occurs; or (2) prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-Up Period, then the restrictions in this Section 4(a)(x), unless otherwise waived by Piper Jaffray & Co. in writing, shall continue to apply until the expiration of the date that is 18 calendar days after the date on which (a) the Company issues the earnings release, (b) the Company publicly announces material news or (c) a material event relating to the Company occurs. The Company will provide the Representative, any co-managers and each person subject to a Lock-Up Agreement (as defined below) with prior notice of any such release, announcement or occurrence that gives rise to the extension of the Lock-Up Period.

(xi) The Company has caused to be delivered to you prior to the date of this Agreement a letter in the form of Exhibit A-1 hereto from Mr. Hiromitsu Ogawa and shareholders named therein, a letter in the form of Exhibit A-2 hereto from each of the Company’s other directors, officers and stockholders and a letter in the form of

Exhibit A-3 hereto from the DBJ Value Up Fund (each such letter agreement being referred to herein as a “Lock-Up Agreement”). The Company will enforce the terms of each Lock-Up Agreement and issue stop-transfer instructions to the transfer agent for the Common Stock with respect to any transaction or contemplated transaction that would constitute a breach of or default under the applicable Lock-Up Agreement.

(xii) The Company will enforce the terms of Section 16, Market Standoff, of the Company’s 2007 Equity Incentive Plan and issue stop-transfer instructions to the transfer agent for the Common Stock with respect to any transaction or contemplated transaction that would constitute a breach of or default under Section 16 of the Company’s 2007 Equity Incentive Plan.

(xiii) The Company has not taken and will not take, directly or indirectly, any action designed to or which might reasonably be expected to cause or result in, or which has constituted, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities, and has not effected any sales of Common Stock which are required to be disclosed in response to Item 701 of Regulation S-K under the Act which have not been so disclosed in the Registration Statement.

(xiv) The Company will not incur any liability for any finder’s or broker’s fee or agent’s commission in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

(xv) The Company will comply with all applicable securities and other applicable laws, rules and regulations in each foreign jurisdiction in which Directed Stock is offered in connection with the Directed Stock Program.

(xvi) The Company will file with the Commission such periodic and special reports as required by the Act and the Rules and Regulations.

(xvii) The Company and its subsidiaries will maintain such controls and other procedures, including without limitation those required by Sections 302 and 906 of the Sarbanes-Oxley Act and the applicable regulations thereunder, that are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including without limitation, controls and procedures designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is accumulated and communicated to the Company’s management, including its principal executive officer and its principal financial officer, or persons performing similar functions, as appropriate to allow timely decisions regarding required disclosure, to ensure that material information relating to Company, including its subsidiaries, is made known to them by others within those entities.

(xviii) The Company and its subsidiaries will comply with all effective applicable provisions of the Sarbanes-Oxley Act.

(xix) The Company represents and agrees that, unless it obtains the prior written consent of Piper Jaffray & Co., and each Underwriter severally represents and agrees that, unless it obtains the prior written consent of the Company and Piper Jaffray & Co., it has not made and will not make any offer relating to the Securities that would constitute an “issuer free writing prospectus,” as defined in Rule 433, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the free writing prospectuses included in Schedule II. Any such free writing prospectus consented to by the Company and Piper Jaffray & Co. is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents that it has treated or agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely Commission filing where required, legending and record keeping. The Company represents that it has satisfied and agrees that it will satisfy the conditions in Rule 433 to avoid a requirement to file with the Commission any electronic road show.

(b) [Reserved]

5. Conditions of Underwriters’ Obligations. The obligations of the several Underwriters hereunder are subject to the accuracy, as of the date hereof and at each of the First Closing Date and the Second Closing Date (as if made at such Closing Date), of and compliance with all representations, warranties and agreements of the Company contained herein, to the performance by the Company of its obligations hereunder and to the following additional conditions:

(a) All filings required by Rules 424, 430A and 433 shall have been timely made (without reliance on Rule 424(b)(8) or Rule 164(b)); no stop order suspending the effectiveness of the Registration Statement or any amendment thereof, nor suspending or preventing the use of the Time of Sale Disclosure Package, the Prospectus or any Issuer Free Writing Prospectus shall have been issued; no proceedings for the issuance of such an order or pursuant to Section 8A of the Act shall have been initiated or threatened; and any request of the Commission for additional information (to be included in the Registration Statement, the Time of Sale Disclosure Package, the Prospectus, any Issuer Free Writing Prospectus or otherwise) shall have been complied with to your satisfaction.

(b) No Underwriter shall have advised the Company that the Registration Statement, the Time of Sale Disclosure Package or the Prospectus, or any amendment thereof or supplement thereto, or any Issuer Free Writing Prospectus contains an untrue statement of fact which, in your opinion, is material, or omits to state a fact which, in the reasonable opinion of counsel to the Underwriters, is material and is required to be stated therein or necessary to make the statements therein not misleading.

(c) Except as contemplated in the Time of Sale Disclosure Package and the Prospectus, subsequent to the respective dates as of which information is given in the Time of Sale Disclosure Package, neither the Company nor any of its subsidiaries shall have incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions, or declared or paid any dividends or made any distribution of any kind with respect to its capital stock; there shall not have been any change in the Company’s capital stock (other than a change in the number of outstanding shares of Common Stock due to the issuance of shares upon the exercise of outstanding options or warrants that are disclosed in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus); and there shall not have been any material change in the short-term or long-term debt of the Company, or any issuance of options, warrants, convertible securities or other rights to purchase the capital stock of the Company or any of its subsidiaries, or any Material Adverse Change or any development involving a prospective Material Adverse Change (whether or not arising in the ordinary course of business), that, in your judgment, makes it impractical or inadvisable to offer or deliver the Securities on the terms and in the manner contemplated in the Time of Sale Disclosure Package and the Prospectus.

(d) On or after the Time of Sale (i) no downgrading shall have occurred in the rating accorded the Company’s debt securities or preferred stock by any “nationally recognized statistical organization,” as that term is defined by the Commission for purposes of Rule 436(g)(2), and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s debt securities or preferred stock;

(e) On each Closing Date, there shall have been furnished to you, as Representative of the several Underwriters, the opinion of Perkins Coie LLP, counsel for the Company, dated such Closing Date and addressed to you, in substantially the form attached hereto as Exhibit B.

(f) On each Closing Date, there shall have been furnished to you, as Representative of the several Underwriters, the opinion of Osborne Clarke, counsel for Container Applications International (U.K.) Limited, Sky Container Trading Limited and Sky Domestic Container Leasing Limited, dated such Closing Date and addressed to you, in substantially the form attached hereto as Exhibit C.

(g) On each Closing Date, there shall have been furnished to you, as Representative of the several Underwriters, the opinion of [Japanese Counsel], counsel for CAIJ, Inc. and Container Applications International Corporation, dated such Closing Date and addressed to you, in substantially the form attached hereto as Exhibit D.

(h) On each Closing Date, there shall have been furnished to you, as Representative of the several Underwriters, such opinion or opinions from Davis Polk &

Wardwell, counsel for the several Underwriters, dated such Closing Date and addressed to you, with respect to such matters as you reasonably may request, and such counsel shall have received such papers and information as they request to enable them to pass upon such matters.

(i) On each Closing Date, you, as Representative of the several Underwriters, shall have received a letter of KPMG LLP, dated such Closing Date and addressed to you, confirming that they are independent public accountants within the meaning of the Act and are in compliance with the applicable requirements relating to the qualifications of accountants under Rule 2-01 of Regulation S-X of the Commission, and stating, as of the date of such letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Time of Sale Disclosure Package, as of a date not prior to the date hereof or more than five days prior to the date of such letter), the conclusions and findings of said firm with respect to the financial information and other matters covered by its letter delivered to you concurrently with the execution of this Agreement, and the effect of the letter so to be delivered on such Closing Date shall be to confirm the conclusions and findings set forth in such prior letter.

(j) On each Closing Date, there shall have been furnished to you, as Representative of the Underwriters, a certificate, dated such Closing Date and addressed to you, signed by the chief executive officer and by the chief financial officer of the Company, to the effect that:

(i) The representations and warranties of the Company in this Agreement are true and correct, in all material respects, as if made at and as of such Closing Date, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to such Closing Date;

(ii) No stop order or other order suspending the effectiveness of the Registration Statement or any amendment thereof or the qualification of the Securities for offering or sale, nor suspending or preventing the use of the Time of Sale Disclosure Package, the Prospectus or any Issuer Free Writing Prospectus, has been issued, and no proceeding for that purpose or pursuant to Section 8A of the Act has been instituted or, to the best of their knowledge, is contemplated by the Commission or any state or regulatory body; and

(iii) The signers of said certificate have carefully examined the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, and any amendments thereof or supplements thereto, and (A) the Registration Statement and the Prospectus, and any amendments thereof or supplements thereto contain, and contained when the Registration Statement, or any amendment thereof, became effective, all statements and information required to be included therein, the Registration Statement, or any amendment thereof, does not contain and did not contain when the Registration Statement, or any amendment thereof, became effective, any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and the Prospectus, as amended or supplemented, does not include and did not include as of its date or the time of first use within the meaning of the Rules and Regulations, any untrue statement of material fact or omit to state and did not omit to state as of its date or the time of first use within the meaning of the Rules and Regulations a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, (B) neither (1) the Time of Sale Disclosure Package nor (2) any individual Issuer Limited-Use Free Writing Prospectus, when considered together with the Time of Sale Disclosure Package, includes, nor included as of the Time of Sale any untrue statement of a material fact or omits, or omitted as of the Time of Sale, to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (C) since the Time of Sale there has occurred no event a description of which is required to be set forth in an amended or supplemented prospectus which has not been so set forth, (D) subsequent to the respective dates as of which information is given in the Time of Sale Disclosure Package, neither the Company nor any of its subsidiaries has incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions, not in the ordinary course of business, or declared or paid any dividends or made any distribution of any kind with respect to its capital stock, there has not been any change in the Company’s capital stock (other than a change in the number of outstanding shares of Common Stock due to the issuance of shares upon the exercise of outstanding options or warrants that are disclosed in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus), and there has not been any material change in the short-term or long-term debt, or any issuance of options, warrants, convertible securities or other rights to purchase the capital stock, of the Company, or any of its subsidiaries, or any Material Adverse Change or any development involving a prospective Material Adverse Change (whether or not arising in the ordinary course of business), and (E) except as stated in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, there is not pending, or, to the knowledge of the Company, threatened or contemplated, any action, suit or proceeding to which the Company or any of its subsidiaries is a party before or by any court or governmental agency, authority or body, or any arbitrator, which would reasonably be expected to result in any Material Adverse Change.

(k) The Company shall have furnished to you and counsel for the Underwriters such additional documents, certificates and evidence as you or they may have reasonably requested.

(l) The Securities shall have been included for listing on the New York Stock Exchange and satisfactory evidence of such actions shall have been provided to you, as Representative of the Underwriters.

All such opinions, certificates, letters and other documents will be in compliance with the provisions hereof only if they are reasonably satisfactory in form and substance to you and counsel for the Underwriters. The Company will furnish you with such conformed copies of such opinions, certificates, letters and other documents as you shall reasonably request.

6. Indemnification and Contribution.

(a) The Company agrees to indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise (including in settlement of any litigation if such settlement is effected with the written consent of the Company), insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, including the information deemed to be a part of the Registration Statement at the time of effectiveness and at any subsequent time pursuant to Rule 430A and Rule 430C of the Rules and Regulations, if applicable, any Preliminary Prospectus, the Time of Sale Disclosure Package, the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus or in any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the offering of the Common Stock (“Marketing Materials”), including any roadshow or investor presentations made to investors by the Company (whether in person or electronically), or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by it in connection with investigating or defending against such loss, claim, damage, liability or action; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Time of Sale Disclosure Package, the Prospectus, or any such amendment or supplement, any such Issuer Free Writing Prospectus or in any Marketing Materials, in reliance upon and in conformity with written information furnished to the Company by you, or by any Underwriter through you, specifically for use in the preparation thereof.

In addition to its other obligations under this Section 6(a), the Company agrees that, as an interim measure during the pendency of any claim, action, investigation, inquiry or other proceeding arising out of or based upon any statement or omission, or any alleged statement or omission, described in this Section 6(a), it will reimburse each Underwriter on a monthly basis for all reasonable legal fees or other expenses incurred in connection with investigating or defending any such claim, action, investigation, inquiry or other proceeding, notwithstanding the absence of a judicial determination as to the propriety and enforceability of the Company’s obligation to reimburse the Underwriters for such expenses and the possibility that such payments might later be held to have been improper by a court of competent jurisdiction. To the extent that any such interim reimbursement payment is so held to have been improper, the Underwriter that received such payment shall promptly return it to the party or parties that made such payment, together with interest, compounded daily, determined on the basis of the prime rate (or other commercial lending rate for borrowers of the highest credit standing) announced from time to time by Citibank (the “Prime Rate”). Any such interim reimbursement payments which are not made to an Underwriter within 30 days of a request for reimbursement shall bear interest at the Prime Rate from the date of such request unless such indemnifying party reasonably objects to any such reimbursement payment, in which case no interest shall accrue or be payable by an indemnifying party unless and until such objection has been resolved and interest on such amount shall only accrue from the date of such resolution.

(b) Each Underwriter will indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Underwriter), insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Time of Sale Disclosure Package, the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus, the Time of Sale Disclosure Package, the Prospectus, or any such amendment or supplement, or any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company by you, or by such Underwriter through you, specifically for use in the preparation thereof, and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending against any such loss, claim, damage, liability or action.

(c) Promptly after receipt by an indemnified party under Section 6(a) or 6(b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve the indemnifying party from any liability that it may have to any indemnified party except to the extent such indemnifying party has been materially prejudiced by such failure. In case any such action shall be brought against any indemnified party, and the indemnified party shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in, and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of the indemnifying party’s election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that if, in the sole judgment of the Representative, it is advisable for the Underwriters to be represented as a group by separate counsel, the Representative shall have the right to employ a single counsel to represent the Representative and all Underwriters who may be subject to liability arising from any claim in respect of which indemnity may be sought by the Underwriters under Section 6(a) hereof, in which event the reasonable fees and expenses of such separate counsel shall be borne by the indemnifying party or parties and reimbursed to the Underwriters as incurred (in accordance with the provisions of the second paragraph in Section 6(a) hereof). An indemnifying party shall not be obligated under any settlement agreement relating to any action under this Section 6 to which it has not agreed in writing.

(d) If the indemnification provided for in this Section 6 is unavailable or insufficient to hold harmless an indemnified party under Sections 6(a) or 6(b) hereof, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in Sections 6(a) or 6(b) hereof, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties’ relevant intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 6(d) were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the first sentence of this Section 6(d). The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this Section 6(d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending against any action or claim which is the subject of this Section 6(d). Notwithstanding the provisions of this Section 6(d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this Section 6(d) to contribute are several in proportion to their respective underwriting obligations and not joint.

(e) The obligations of the Company under this Section 6 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section 6 shall be in addition to any liability that the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each director of the Company (including any person who, with his consent, is named in the Registration Statement as about to become a director of the Company), to each officer of the Company who has signed the Registration Statement and to each person, if any, who controls the Company within the meaning of the Act.

(f) The Underwriters severally confirm and the Company acknowledges that the statements with respect to the public offering of the Securities by the Underwriters set forth in the Prospectus under the caption “Underwriting,” insofar as such statements disclose concession and reallowance figures in the second paragraph thereunder, describe sales to discretionary accounts in the 7th paragraph thereunder and relate to stabilization and passive market making activities in the 11th and 12th paragraphs thereunder, are correct and constitute the only information concerning such Underwriters furnished in writing to the Company by or on behalf of the Underwriters specifically for inclusion in the Registration Statement, any Preliminary Prospectus, the Time of Sale Disclosure Package, the Prospectus or any Issuer Free Writing Prospectus.

(g) In connection with the offer and sale of the Directed Stock, the Company agrees, promptly upon a request in writing, to indemnify and hold harmless the Underwriters from and against any and all losses, liabilities, claims, damages and expenses incurred by them as a result of the failure of the Directed Stock Participants to affirmatively reconfirm the Directed Stock for purchase as of the date of this Agreement or to pay for and accept delivery of the Directed Stock by the end of the First Closing Date.

7. Representations and Agreements to Survive Delivery. All representations, warranties and agreements of the Company herein or in certificates delivered pursuant hereto, and the agreements of the several Underwriters, the Company contained in Section 6 hereof, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any Underwriter or any controlling person thereof, or the Company or any of its officers, directors, or controlling persons, and shall survive delivery of, and payment for, the Securities to and by the Underwriters hereunder.

8. Substitution of Underwriters.

(a) If any Underwriter or Underwriters shall fail to take up and pay for the amount of Firm Shares agreed by such Underwriter or Underwriters to be purchased hereunder, upon tender of such Firm Shares in accordance with the terms hereof, and the amount of Firm Shares not purchased does not aggregate more than 10% of the total amount of Firm Shares set forth in Schedule I hereto, the remaining Underwriters shall be obligated to take up and pay for (in proportion to their respective underwriting obligations hereunder as set forth in Schedule I hereto except as may otherwise be determined by you) the Firm Shares that the withdrawing or defaulting Underwriters agreed but failed to purchase.

(b) If any Underwriter or Underwriters shall fail to take up and pay for the amount of Firm Shares agreed by such Underwriter or Underwriters to be purchased hereunder, upon tender of such Firm Shares in accordance with the terms hereof, and the amount of Firm Shares not purchased aggregates more than 10% of the total amount of Firm Shares set forth in Schedule I hereto, and arrangements satisfactory to you for the purchase of such Firm Shares by other persons are not made within 36 hours thereafter, this Agreement shall terminate. In the event of any such termination the Company shall not have any liability to any Underwriter (except to the extent provided in Section 4(a)(viii), and Section 6 hereof) nor shall any Underwriter (other than an Underwriter who shall have failed, otherwise than for some reason permitted under this Agreement, to purchase the amount of Firm Shares agreed by such Underwriter to be purchased hereunder) have any liability to the Company (except to the extent provided in Section 6 hereof).

If Firm Shares to which a default relates are to be purchased by the non-defaulting Underwriters or by any other party or parties, the Representative or the Company shall have the right to postpone the First Closing Date for not more than seven business days in order that the necessary changes in the Registration Statement, the Time of Sale Disclosure Package, the Prospectus or any other documents, as well as any other arrangements, may be effected. As used herein, the term “Underwriter” includes any person substituted for an Underwriter under this Section 8.

9. Effective Date of this Agreement and Termination.

(a) This Agreement shall become effective at 10:00 a.m., Central time, on the first full business day following the effective date of the Registration Statement, or at such earlier time after the effective time of the Registration Statement as you in your discretion shall first release the Securities for sale to the public; provided, that if the Registration Statement is effective at the time this Agreement is executed, this Agreement shall become effective at such time as you in your discretion shall first release the Securities for sale to the public. For the purpose of this Section, the Securities shall be deemed to have been released for sale to the public upon release by you of an electronic communication authorizing commencement of the offering of the Securities for sale by the Underwriters or other securities dealers. By giving notice as hereinafter specified before the time this Agreement becomes effective, you, as Representative of the several Underwriters, or the Company, may prevent this Agreement from becoming effective without liability of any party to any other party, except that the provisions of Section 4(a)(viii), and Section 6 hereof shall at all times be effective.

(b) You, as Representative of the several Underwriters, shall have the right to terminate this Agreement by giving notice as hereinafter specified at any time at or prior to the First Closing Date, and the option referred to in Section 3(b), if exercised, may be cancelled at any time prior to the Second Closing Date, if (i) the Company shall have failed, refused or been unable, at or prior to such Closing Date, to perform any agreement on its part to be performed hereunder, (ii) any other condition of the Underwriters’ obligations hereunder is not fulfilled, (iii) trading on the Nasdaq Global Market, the New York Stock Exchange or the American Stock Exchange shall have been wholly suspended, (iv) minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required, on the Nasdaq Global Market, the New York Stock Exchange or the American Stock Exchange, by such market or exchange or by order of the Commission or any other governmental authority having jurisdiction, (v) a banking moratorium shall have been declared by federal or state authorities, or (vi) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in your judgment, is material and adverse and makes it impractical or inadvisable to proceed with the completion of the sale of and payment for the Securities. Any such termination shall be without liability of any party to any other party except that the provisions of Section 4(a)(viii), and Section 6 hereof shall at all times be effective.

(c) If you elect to prevent this Agreement from becoming effective or to terminate this Agreement as provided in this Section, the Company and each shall be notified promptly by you by telephone, confirmed by letter.

10. Notices. Except as otherwise provided herein, all communications hereunder shall be in writing and, if to the Underwriters, shall be mailed or delivered to the Representative c/o Piper Jaffray & Co., 800 Nicollet Mall, Minneapolis, Minnesota 55402; if to the Company, shall be mailed or delivered to it at One Embarcadero Center, Suite 2101, San Francisco, CA 94111, Attention: Chief Executive Officer; or in each case to such other address as the person to be notified may have requested in writing. Any party to this Agreement may change such address for notices by sending to the parties to this Agreement written notice of a new address for such purpose.

11. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns and the controlling persons, officers and directors referred to in Section 6. Nothing in this Agreement is intended or shall be construed to give to any other person, firm or corporation any legal or equitable remedy or claim under or in respect of this Agreement or any provision herein contained. The term “successors and assigns” as herein used shall not include any purchaser, as such purchaser, of any of the Securities from any of the several Underwriters.

12. Absence of Fiduciary Relationship. The Company acknowledges and agrees that: (a) the Representative has been retained solely to act as an underwriter in connection with the sale of the Securities and that no fiduciary, advisory or agency relationship between the Company and the Representative has been created in respect of any of the transactions contemplated by this Agreement, irrespective of whether the Representative has advised or is advising the Company on other matters; (b) the price and other terms of the Securities set forth in this Agreement were established by the Company following discussions and arms-

length negotiations with the Representative, and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement; (c) the Company and has been advised that the Representative and its affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and that the Representative has no obligation to disclose such interest and transactions to the Company by virtue of any fiduciary, advisory or agency relationship; (d) the Company has been advised that the Representative is acting, in respect of the transactions contemplated by this Agreement, solely for the benefit of the Representative and the other Underwriters, and not on behalf of the Company; (e) the Company waives to the fullest extent permitted by law, any claims it may have against the Representative for breach of fiduciary duty or alleged breach of fiduciary duty in respect of any of the transactions contemplated by this Agreement and agrees that the Representative shall have no liability (whether direct or indirect) to the Company in respect of such a fiduciary duty claim on behalf of or in right of the Company, including stockholders, employees or creditors of the Company.

13. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

14. Counterparts. This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original and all such counterparts shall together constitute one and the same instrument.

[Signature Page Follows]

Please sign and return to the Company the enclosed duplicates of this letter whereupon this letter will become a binding agreement between the Company and the several Underwriters in accordance with its terms.

Very truly yours,

CAI INTERNATIONAL, INC.

By:

Name: Masaaki Nishibori
Title: Chief Executive Officer

Confirmed as of the date first above mentioned, on behalf of themselves and the other several Underwriters named in Schedule I hereto.

PIPER JAFFRAY & CO.

By:

Name:
Title:

SCHEDULE I

Underwriter	Number of Firm Shares (1)
Piper Jaffray & Co.
William Blair & Company, L.L.C.
Jefferies & Company, Inc.

Total	5,800,000

(1)	The Underwriters may purchase up to an additional 870,000 Option Shares, to the extent the option described in Section 3(b) of the Agreement is exercised, in the proportions and in the manner described in the Agreement.

SCHEDULE II

Issuer General Free Writing Prospectuses

[orally communicated pricing information to be included on Schedule II if a final term sheet is not used]

Exhibit A-1

[Form of Lock-Up Agreement signed by Mr. Hiromitsu Ogawa and affiliated entitites]

February 7, 2007

PIPER JAFFRAY & CO.

AS REPRESENTATIVE OF

WILLIAM BLAIR & COMPANY, L.L.C.

JEFFERIES & COMPANY, INC.

c/o Piper Jaffray & Co.

800 Nicollet Mall, Suite 800

Minneapolis, MN 55402

Re:	Proposed Initial Public Offering of CAI International, Inc.

Ladies and Gentlemen:

Each of the undersigned understands that Piper Jaffray & Co. (“Piper Jaffray”) will act as representative for a group of underwriters (the “Underwriters”) that proposes to enter into a Purchase Agreement (the “Purchase Agreement”) with CAI International, Inc. (the “Company”) and certain selling stockholders providing for the initial public offering (the “Offering”) by the Underwriters of common stock of the Company (the “Common Stock”) pursuant to the Company’s registration statement on Form S-1 (the “Registration Statement”) filed as of the date hereof with the U.S. Securities and Exchange Commission (the “SEC”).

In consideration of the Underwriters’ agreement to purchase and make the Offering, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each of the undersigned hereby agrees that without the prior written consent of Piper Jaffray, on behalf of the Underwriters (which consent may be withheld in Piper Jaffray’s sole discretion), none of the undersigned will, during the period commencing on the later of (i) March 20, 2007 and (ii) the date of the filing of the first amendment to the Registration Statement (“Amendment 1”) filed in response to the first comment letter received by the Company from the SEC (the “Lock-Up Start Date”) and ending 180 days after the date of the Purchase Agreement (the “Lock-Up Period”), directly or indirectly: (1) offer, sell, contract to sell, pledge, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of any shares of the Common Stock, or any securities convertible into or exercisable or exchangeable for the Common Stock; (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, or any securities convertible into or exchangeable for the Common Stock, regardless of whether any such transaction described herein is to be settled by delivery of the Common Stock or such other securities, or by delivery of cash or otherwise; (3) make any demand for, or exercise any right with respect to, the registration of any shares of the Common Stock or any security convertible into or exercisable of exchangeable for the Common Stock; or (4) publicly announce any intention to do any of the foregoing. The foregoing sentence shall not apply to (a) the registration of or sale to the Underwriters of shares of Common Stock pursuant to the Purchase Agreement, (b) the sale of Common Stock by any of the undersigned to the Development Bank of Japan (“DBJ”) or, at the election of DBJ, an affiliate of DBJ, provided that DBJ or, if applicable, such affiliate, agrees in writing to be bound by the terms of this Lock-Up Agreement, and further provided that the number of shares to be sold and all material terms and conditions relating to such sale are disclosed in Amendment 1, (c) transfers of shares of Common Stock by any of the undersigned to family members of Mr. Ogawa, to trusts the beneficiaries of which are family members of Mr. Ogawa or to other entities the sole owners of which are family members of Mr. Ogawa, in each case solely for estate planning purposes provided that such transfers do not result in any distribution of shares of Common Stock to the public, and any transferees agree in writing to be bound by the terms of this Lock-Up Agreement or (d) any sale of Common Stock made pursuant to a contract for sale entered into by any of the undersigned prior to the Lock-Up Start Date, provided that the buyer agrees in writing to be bound by the terms of this Lock-Up Agreement, and further provided that the number of shares to be sold and all material terms and conditions relating to such sale are disclosed in Amendment 1.

Anything herein to the contrary notwithstanding, if:

(1)	during the last 17 days of the Lock-Up Period the Company issues an earnings release or a material news or a material event relating to the Company occurs; or

(2)	prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-Up Period,

the Lock-Up Period shall be extended and the restrictions imposed by this letter shall continue to apply until the expiration of the 18-day period beginning on the date of issuance of the earnings release or the occurrence of the material news or material event.

Each of the undersigned hereby acknowledges and agrees that written notice of any extension of the Lock-Up Period pursuant to the previous paragraph will be delivered by Piper Jaffray & Co. to the Company (in accordance with the notice provision in the Underwriting Agreement) and that any such notice properly delivered will be deemed to have been given to, and received by, each of the undersigned. Each of the undersigned further agrees that, prior to engaging in any transaction or taking any other action that is subject to the terms of this Lock-up Agreement during the period from the Lock-Up Start Date to and including the 34th day following the expiration of the Lock-Up Period, it will give notice thereof to the Company and will not consummate such transaction or take any such action unless it has received written confirmation from the Company that the Lock-Up Period (as may have been extended pursuant to the previous paragraph) has expired.

Each of the undersigned hereby agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent against the transfer of securities of the Company held by the undersigned, except in compliance with this Lock-Up Agreement.

In addition, each of the undersigned hereby waives any and all notice requirements and other rights with respect to the registration of any securities pursuant to any agreement, instrument, understanding or otherwise, including any registration rights agreement or similar agreement, to which the undersigned is a party or under which the undersigned is entitled to any right or benefit, provided that such waiver shall apply only to the Offering.

Each of the undersigned recognizes that the Offering will benefit the undersigned and the Company. Each of the undersigned acknowledges that the Underwriters are relying on the representations and agreements of each of the undersigned contained in this Lock-Up Agreement in carrying out the Offering and in entering into the Purchase Agreement.

This Lock-Up Agreement will terminate and be of no force and effect after July 31, 2007 if the Company and Piper Jaffray & Co., as representative for the Underwriters, have not entered into the Purchase Agreement on or prior to such date or the Offering shall not have been consummated on or prior to such date.

Each of the undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Agreement. This Lock-Up Agreement is irrevocable and all authority herein conferred or agreed to be conferred shall survive the death or incapacity of each of the undersigned and any obligations of the undersigned shall be binding upon the heirs, personal representatives, successors and assigns of each of the undersigned.

[Signature Page Follows]

Very truly yours,

Hiromitsu Ogawa

Ogawa Family Trust

By:	Hiromitsu Ogawa
Its Trustee

Ogawa Family Limited Partnership

By:	Ogawa Family Trust
Its General Partner

By:	Hiromitsu Ogawa
Its Trustee

Accepted as of the date

first set forth above:

PIPER JAFFRAY & CO.

AS REPRESENTATIVE OF

WILLIAM BLAIR & COMPANY, L.L.C.

JEFFERIES & COMPANY, INC.

By:

Name:

Title:

Exhibit A-2

Form of Lock-Up Agreement signed by Other Directors, Officers and Stockholders

February , 2007

PIPER JAFFRAY & CO.

AS REPRESENTATIVE OF

WILLIAM BLAIR & COMPANY, L.L.C.

JEFFERIES & COMPANY, INC.

c/o Piper Jaffray & Co.

800 Nicollet Mall, Suite 800

Minneapolis, MN 55402

Re:	Proposed Initial Public Offering of CAI International, Inc.

Ladies and Gentlemen:

The undersigned understands that Piper Jaffray & Co. (“Piper Jaffray”) will act as representative for a group of underwriters (the “Underwriters”) that proposes to enter into a Purchase Agreement (the “Purchase Agreement”) with CAI International, Inc. (the “Company”) and certain selling stockholders providing for the initial public offering (the “Offering”) by the Underwriters of common stock of the Company (the “Common Stock”) pursuant to the Company’s registration statement on Form S-1 (the “Registration Statement”) filed or to be filed with the U.S. Securities and Exchange Commission (the “SEC”).

In consideration of the Underwriters’ agreement to purchase and make the Offering, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the undersigned hereby agrees that without the prior written consent of Piper Jaffray, on behalf of the Underwriters (which consent may be withheld in Piper Jaffray’s sole discretion), the undersigned will not, during the period commencing on the later of (i) March 20, 2007 and (ii) the date of the filing of the first amendment to the Registration Statement filed in response to the first comment letter received by the Company from the SEC (the “Lock-Up Start Date”) and ending 180 days after the date of the Purchase Agreement (the “Lock-Up Period”), directly or indirectly: (1) offer, sell, contract to sell, pledge, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of any shares of the Common Stock, or any securities convertible into or exercisable or exchangeable for the Common Stock; (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, or any securities convertible into or exchangeable for the Common Stock, regardless of whether any such transaction described herein is to be settled by delivery of the Common Stock or such other securities, or by delivery of cash or otherwise; (3) make any demand for, or exercise any right with respect to, the registration of any shares of the Common

Stock or any security convertible into or exercisable of exchangeable for the Common Stock; or (4) publicly announce any intention to do any of the foregoing. The foregoing sentence shall not apply to the registration of or sale to the Underwriters of shares of Common Stock pursuant to the Purchase Agreement.

Anything herein to the contrary notwithstanding, if:

(1)	during the last 17 days of the Lock-Up Period the Company issues an earnings release or a material news or a material event relating to the Company occurs; or

(2)	prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-Up Period,

the Lock-Up Period shall be extended and the restrictions imposed by this letter shall continue to apply until the expiration of the 18-day period beginning on the date of issuance of the earnings release or the occurrence of the material news or material event.

The undersigned hereby acknowledges and agrees that written notice of any extension of the Lock-Up Period pursuant to the previous paragraph will be delivered by Piper Jaffray & Co. to the Company (in accordance with the notice provision in the Underwriting Agreement) and that any such notice properly delivered will be deemed to have been given to, and received by, the undersigned. The undersigned further agrees that, prior to engaging in any transaction or taking any other action that is subject to the terms of this Lock-Up Agreement during the period from the Lock-Up Start Date to and including the 34th day following the expiration of the Lock-Up Period, it will give notice thereof to the Company and will not consummate such transaction or take any such action unless it has received written confirmation from the Company that the Lock-Up Period (as may have been extended pursuant to the previous paragraph) has expired.

The undersigned hereby agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent against the transfer of securities of the Company held by the undersigned, except in compliance with this Lock-Up Agreement.

In addition, the undersigned hereby waives any and all notice requirements and other rights with respect to the registration of any securities pursuant to any agreement, instrument, understanding or otherwise, including any registration rights agreement or similar agreement, to which the undersigned is a party or under which the undersigned is entitled to any right or benefit, provided that such waiver shall apply only to the Offering.

The undersigned recognizes that the Offering will benefit the undersigned and the Company. The undersigned acknowledges that the Underwriters are relying on the representations and agreements of the undersigned contained in this Lock-Up Agreement in carrying out the Offering and in entering into the Purchase Agreement.

This Lock-Up Agreement will terminate and be of no force and effect after July 31, 2007 if the Company and Piper Jaffray & Co., as representative for the Underwriters, have not entered into the Purchase Agreement on or prior to such date or the Offering shall not have been consummated on or prior to such date.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Agreement. This Lock-Up Agreement is irrevocable and all authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and any obligations of the undersigned shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

[Signature Page Follows]

Very truly yours,

Printed Name:

Capacity:

(Indicate capacity of person signing if signing as custodian or trustee or on behalf of an entity)

Address:

Accepted as of the date

first set forth above:

PIPER JAFFRAY & CO.

AS REPRESENTATIVE OF

WILLIAM BLAIR & COMPANY, L.L.C.

JEFFERIES & COMPANY, INC.

By:

Name:

Title:

Exhibit A-3

Form of Lock-Up Agreement signed by DBJ Value Up Fund

April     , 2007

PIPER JAFFRAY & CO.

AS REPRESENTATIVE OF

WILLIAM BLAIR & COMPANY, L.L.C.

JEFFERIES & COMPANY, INC.

c/o Piper Jaffray & Co.

800 Nicollet Mall, Suite 800

Minneapolis, MN 55402

Re:	Proposed Initial Public Offering of CAI International, Inc.

Ladies and Gentlemen:

The undersigned understands that Piper Jaffray & Co. (“Piper Jaffray”) will act as representative for a group of underwriters (the “Underwriters”) that proposes to enter into a Purchase Agreement (the “Purchase Agreement”) with CAI International, Inc. (the “Company”) providing for the initial public offering (the “Offering”) by the Underwriters of common stock of the Company (the “Common Stock”) pursuant to the Company’s registration statement on Form S-1 filed or to be filed with the U.S. Securities and Exchange Commission.

In consideration of the Underwriters’ agreement to purchase and make the Offering, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the undersigned hereby agrees that without the prior written consent of Piper Jaffray, on behalf of the Underwriters (which consent may be withheld in Piper Jaffray’s sole discretion), the undersigned will not, during the period commencing on the date hereof and ending 180 days after the date of the Purchase Agreement (the “Lock-Up Period”), directly or indirectly: (1) offer, sell, contract to sell, pledge, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of any shares of the Common Stock, or any securities convertible into or exercisable or exchangeable for the Common Stock; (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, or any securities convertible into or exchangeable for the Common Stock, regardless of whether any such transaction described herein is to be settled by delivery of the Common Stock or such other securities, or by delivery of cash or otherwise; (3) make any demand for, or exercise any right with respect to, the registration of any shares of the Common Stock or any security convertible into or exercisable of exchangeable for the Common Stock; or (4) publicly announce any intention to do any of the foregoing. The foregoing sentence shall not apply to the registration of or sale to the Underwriters of shares of Common Stock pursuant to the Purchase Agreement.

Anything herein to the contrary notwithstanding, if:

(1)	during the last 17 days of the Lock-Up Period the Company issues an earnings release or a material news or a material event relating to the Company occurs; or

(2)	prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-Up Period, the Lock-Up Period shall be extended and the restrictions imposed by this letter shall continue to apply until the expiration of the 18-day period beginning on the date of issuance of the earnings release or the occurrence of the material news or material event.

The undersigned hereby acknowledges and agrees that written notice of any extension of the Lock-Up Period pursuant to the previous paragraph will be delivered by Piper Jaffray & Co. to the Company (in accordance with the notice provision in the Underwriting Agreement) and the undersigned, and that any such notice properly delivered will be deemed to have been given to, and received by, the undersigned. The undersigned further agrees that, prior to engaging in any transaction or taking any other action that is subject to the terms of this Lock-up Agreement during the period from the date hereof to and including the 34th day following the expiration of the Lock-Up Period, it will give notice thereof to the Company and will not consummate such transaction or take any such action unless it has received written confirmation from the Company that the Lock-Up Period (as may have been extended pursuant to the previous paragraph) has expired.

The undersigned hereby agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent against the transfer of securities of the Company held by the undersigned during the Lock-Up Period (as may have been extended pursuant hereto), except in compliance with this Lock-Up Agreement.

In addition, during the Lock-Up Period (as may have been extended pursuant hereto), the undersigned hereby waives any and all notice requirements and other rights with respect to the registration of any securities pursuant to any agreement, instrument, understanding or otherwise, including any registration rights agreement or similar agreement, to which the undersigned is a party or under which the undersigned is entitled to any right or benefit, provided that such waiver shall apply only to the Offering.

The undersigned recognizes that the Offering will benefit the undersigned and the Company. The undersigned acknowledges that the Underwriters are relying on the representations and agreements of the undersigned contained in this Lock Up Agreement in carrying out the Offering and in entering into the Purchase Agreement.

This Lock-Up Agreement will terminate and be of no force and effect after July 31, 2007 if the Company and Piper Jaffray & Co., as representative for the Underwriters, have not entered into the Purchase Agreement on or prior to such date or the Offering shall not have been consummated on or prior to such date.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Agreement. This Lock-Up Agreement is irrevocable and all authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and any obligations of the undersigned shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

Very truly yours,

DBJ VALUE UP FUND

By: Masashi Kumagae

Capacity: President

(Indicate capacity of person signing if signing as custodian or trustee or on behalf of an entity)

Address: 1-9-1, Otemachi, Chiyoda-ku

Tokyo 100-0004 JAPAN

Accepted as of the date

first set forth above:

PIPER JAFFRAY & CO.

AS REPRESENTATIVE OF

WILLIAM BLAIR & COMPANY, L.L.C.

JEFFERIES & COMPANY, INC.

By:

Name:

Title:

Exhibit B

Form of Opinion of Perkins Coie, LLP

Exhibit C

Form of Opinion of UK Counsel

Exhibit D

Form of Opinion of Japanese Counsel